As filed with the Securities and Exchange Commission on February 28, 2005

                                                 Commission File No. 333 -121347
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                              AMENDMENT NO. TWO TO
                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                ASSURE DATA, INC.
           (Name of Small Business Issuer as Specified in its Charter)

          Nevada                         7375                   06-1678089
(State or Other Jurisdiction      (Primary Standard          (I.R.S. Employer
    of Incorporation or       Industrial Classification   Identification Number)
       Organization)                 Code Number)

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                                  6680 Yosemite
                               Dallas, Texas 75214
                                 (972) 963-0007
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

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                                  Robert Lisle
                                  6680 Yosemite
                               Dallas, Texas 75214
                                 (972) 963-0007
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public:

As soon as this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                  Subject to Completion dated February 25, 2005

                                   PROSPECTUS

                                ASSURE DATA, INC.

                         600,000 Shares of Common Stock

                             Price per share: $0.50
      Total proceeds to Assure Data, Inc. If maximum sold by us: $300,000.

This  prospectus  relates to 600,000  shares of common  stock  offered by Assure
Data, Inc., a Nevada corporation.

Because this is our initial public offering, there is no public market for our shares. However, we will attempt to have prices for our shares quoted on the Over-the-Counter Bulletin Board maintained by the National Association of
Securities Dealers, Inc. after we complete our offering.

Investment  in our  common  stock  involves  a high  degree  of risk.  See "Risk
Factors" beginning on page 5.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION  HAS  APPROVED OR  DISAPPROVED  OF OUR SHARES OR  DETERMINED  IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                                        Underwriting Discount
                                Price to Public            and Commissions           Proceeds to Issuer
To be sold by the Company:

Per Share                    $                0.50                       None      $                0.50
Total Maximum                $          300,000.00                       None      $          300,000.00

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares on a direct basis, and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell, so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering on the earlier of the sale of all of the shares offered by us or 90 days after the date of this prospectus. The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                          ______________________, 2005

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information under "Risk Factors" beginning on page 5 and the financial statements, before making an investment decision.

Risk Factors Include:

     o We are a development stage company that has generated very little revenue and no profits, and has an accumulated deficit of $89,254 through September 30, 2004.
     o Competition in our industry is intense, and we may not be able to compete effectively, in which case our business will not be developed in accordance with our plan.
     o We have no underwriters and offer no assurance that our stock will be sold.
     o    We determined the offering price of the shares arbitrarily.
     o Our success depends greatly on our management, neither of which is employed by us full time.
     o Our management will have voting control of the company and will comprise of the initial Board of Directors.
     o    Dilution will occur to purchasers of stock.
     o A large amount of stock may be sold in the future, which could depress our stock price and create more dilution.
     o We do not expect to pay dividends on our common stock in the foreseeable future.
     o There is no public market for our shares and it is possible one will not develop.

The Company

Assure Data, Inc. is a development stage corporation that was formed under the laws of Nevada on November 18, 2002, and commenced operations in April 2003. Our principal offices are located in a home office at 6680 Yosemite, Dallas, Texas 75214, and our computer storage equipment is in a leased location in downtown Dallas.

Our business is to provide equipment, software and services in connection with remote data backup of clients' business data. Businesses of all sizes store critical information on workstations and servers on both local and wide area networks. Loss of this information can cause disruption of business and in some circumstances force a company out of business. Our process automatically creates a backup of customer selected computers, directories and files and makes copies of them on a local server, connected directly to their network. This information is then transferred, via the Internet, to our remote location, separate and apart from where their workstations and servers are located. No human intervention is required. No media, such as tapes, need to be loaded for use or removed and placed into a secure location, such as a fire proof safe. Emails are automatically sent to company-selected individuals, as well as to our personnel, to notify them that the backup process has completed successfully or failed.

Some of the types of data types that can be backed up are:

     o Data Base files such as DB2, Access, SQL and Multi Valued based systems
     o    Word processing documents, Microsoft Word and Word Perfect
     o    Computer Aided Drawings (CAD)
     o    Image files of any format including jpg, tiff, gif and PDF
     o    Spread sheet files, such as Excel
     o    Text files

Our primary activities to date have consisted of organizing our company and conducting an initial round of private financing to obtain "seed" capital to develop the remote backup service. We have purchased and installed the remote server in a secure facility, monitored twenty-four hours a day. We have installed our process for seven customers.

Through the proceeds raised from this offering and our prior private placement of stock, we expect to be able to expand our business. See "Use of Proceeds".

Additionally a web site (www.assuredata.com) has been created and is currently on line. The information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

Securities Offered

We are offering up to a maximum of 600,000 shares of common stock, at $0.50 per share, for total gross offering proceeds of $300,000, assuming the maximum amount is sold.

Shares of common stock outstanding
as of the date of this prospectus:

                                                     1,000,000 shares

Shares of common stock outstanding
after offering, assuming maximum
amount sold:

                                                     1,600,000 shares

Terms of the Offering:

There is no minimum offering. Accordingly, as shares are sold, we will use the money raised from the sales of shares for the activities described in this prospectus. We expect that the offering will remain open until the earlier of the sale of all of the shares offered by us or 90 days after the date of this prospectus, unless we decide to cease selling efforts prior to this date.

Use of Proceeds:

If we sell all 600,000 shares we are offering, we will receive gross proceeds of $300,000. We expect to use the net proceeds from the sale of the shares we are offering, after offering expenses estimated to be $50,000, to supply working capital to continue our marketing and development of our remote backup software and related services. See "Use of Proceeds."

Plan of Distribution:

This is a self-underwritten, direct public offering, with no commitment by anyone to purchase any shares. The shares offered by us will be offered and sold by our principal executive officers and directors, who will be considered to be underwriters. The offering will be made only to accredited investors and only in states in which there is an exemption for sales to accredited investors.

Financial Data

Summary Operations Data

                        April 28, 2003
                        (commencement)                   Nine Months Ended
                     to December 31, 2003         September 30, 2004 (unaudited)
                     --------------------         ------------------------------
  Revenues                 $  3,280                           $14,669
  Expenses                   89,570                            17,633
  Net loss                (  86,290)                        (   2,964)
  Loss per share          (    0.10)                        (    0.00)

Balance Sheet Data

                                   September 30, 2004 (unaudited)
                                   ------------------------------
  Current assets                               $ 9,313
  Net property and equipment                     7,550
  Accounts payable                               5,317
  Stockholders' equity                          11,546

                                  RISK FACTORS

An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in Assure Data, Inc. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

RISKS RELATED TO OUR BUSINESS
-----------------------------

We have a limited operating history, and our business is unproven.

We are a development stage company, with no significant history of operations. Our accumulated deficit though September 30, 2004, is $89,254. We were incorporated on November 18, 2002, commenced operations in April 2003 and are a start-up company with very little operating history or revenues. We have never achieved a profitable level of operations and have depended upon limited investment in our securities and a reduced level of operations to survive. We need to receive substantially all of the maximum proceeds of the shares offered by us in this offering to proceed with our business plan. Should we fail to raise the required funds, the business will expand more slowly, if at all, using its current small cash flow from its current seven customers.

We will require additional capital beyond the proceeds of this offering.

Even if we sell all of the shares offered, we will not have significant funds for further expansion and will likely need to obtain additional funding to realize our full potential. We are only seeking to raise $300,000. As a result, we will still be considered an extremely small company, even if we sell all of the stock we are trying to sell. Because we will have so little money, any negative financial event could totally deplete any reserve we had hoped to have.

We may not become a going concern.

Our independent certified public accountants have included a paragraph in their opinion that notes that we have generated little revenue, have an accumulated deficit and have limited working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our business plan. This condition will likely continue until we can achieve a level of profitable operations, which we believe will occur sooner if we can receive significant proceeds from this offering or raise additional funds.

Our process could fail due to a software defect, and we might be held liable for a customer's loss.

Our process is running live on seven customer sites, and has been tested for over eighteen months. Tests are run daily to make sure that the process is working correctly. But even with a high level of testing and continued monitoring our system could fail, and a customer could bring legal action against us. Our contracts do not guarantee that a customer will never lose their data, but that may not stop a customer who has incurred a loss from trying to recover the costs related to the loss of their data.

We must maintain our key managers.

Our success will depend greatly upon our President and Vice-President. Robert Lisle serves as President, Treasurer and Director. Max Kipness serves as Vice-President, Secretary and Director. The loss of either of their services would hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon Mr. Lisle's entrepreneurial skills and experience to implement our business plan and Mr. Kipness' technical expertise to continue the development of the services we provide. At present, together they only contribute approximately 20 hours per week to the company, and their inability to devote greater time and attention to the affairs of the company could hinder our growth. We do not have an employment agreement with either Robert Lisle or Max Kipness and there is no assurance that either will continue to manage our affairs in the future. We could lose the services of either or both parties, and the services of either Robert Lisle or Max Kipness would be difficult to replace. Both intend to work greater time for the company if the offering is closed near the maximum, and our ability to provide effective management also depends upon the success of the offering.

Three shareholders effectively control the company and will continue to do so after the offering.

Robert Lisle and Max Kipness, our principal executive officers, hold 533,334 restricted shares for which the one-year holding period expired on May 30, 2004, and which will be available for resale under Rule 144 90 days after we become a reporting company. Patricia Gunter currently holds 416,666 shares of restricted shares for which the one year holding period expired in 2004. These three individuals control the company and possess the voting power to elect the board of directors. An additional 200,000 restricted shares have a one-year holding period expiring by September 30, 2004. In addition, all of our other shares of common stock will also be eligible to use Rule 144 after expiration of their respective holding periods. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

We depend on short-term customer contracts, the loss of which will adversely affect our business.

We currently provide services to seven customers under contracts that are terminable upon 30 days' notice. Our customer base must increase substantially in order to provide increased revenues and a stable base of customers, so that the loss of one or more will be absorbed across the entire base. It is not feasible to require customers to commit to longer term agreements, and our success will depend upon providing service that creates a high level of customer satisfaction.

RISKS RELATED TO OUR INDUSTRY
-----------------------------

We face significant competition in our industry, which may threaten our future.

Competition in the remote data backup services business is intense, and we may not be able to compete effectively and survive. New or different technologies may come into existence and be brought to market by companies larger and more able to market their services. We expect the competition in this business to increase. If we fail to attract and retain a customer base, we will not develop significant revenues or market share. Companies that already have a large customer base for some other computer based products or services would have a very large advantage over us should they decide to enter this market. Our market is likely to witness consolidation of smaller providers with large, well-financed competitors.

We will have to create a market for our products by educating our potential customers.

This is a new market, and most potential customers do not know that these types of data storage services exist. Marketing will be a large factor in our success, and we may not obtain the funding needed to conduct effective marketing. A large company with greater resources will have an advantage.

Rapid technology changes could occur, and with our limited resources we may not be able to adapt.

Backup products, services, and technologies are constantly changing. We are bringing a new remote backup concept to the market. If the technologies that we use in providing our remote backup services should suddenly change, we could find ourselves unable to adapt. If a totally new concept were to be brought to market by some other company, our process may be viewed as "old technology," and we could lose our customer base, as well as be unable to attract new customers.

Our process uses technologies that are considered to be in the public domain, and therefore we are unable to obtain meaningful protection for our intellectual property.

Our process uses technologies, such as the Internet, encryption and the Linux operating system, which are used by the general public and, are, to our best knowledge, considered in the public domain. We are therefore unable to obtain patent or copyright protection for our products. In addition, it is possible that a competitor could decide to claim a specific concept or process as their intellectual property. They could demand compensation of some type or amount for the use of that intellectual property. We have no agreements that give us specific rights to use any specific technology or intellectual property.

Changes in the regulation of the Internet could undermine the basis of our business world.

We rely on the Internet for transmission of data from our customers to our off-site servers. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not deal with the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three- year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly exempted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities.

RISKS RELATED TO OUR STOCK
--------------------------

Received funds are not being placed in escrow and can be used immediately; thus, there is no minimum offering that might offer greater protection to investors if only a small amount is raised.

Because this is a self-underwritten offering, we offer no assurances that any of our stock will be sold. This offering is being conducted on a direct basis by our officers, who will be considered to be statutory underwriters. As such, no assurances are given as to what level of proceeds, if any, will be obtained from the sale of shares offered by us. In the event we fail to obtain all or substantially all of the proceeds sought from the sales of shares by us in this offering, our ability to implement our business plan will be materially and adversely affected, and investors may lose all or substantially all of their investment. We can provide no assurances that the subscription proceeds that may be received by us will be sufficient to sustain our operations prior to the receipt of enhanced revenues from customers. Because this is a direct, no minimum offering and because we are not using an escrow agent, we will be able to use any funds received in this offering as soon as we receive the funds. Accordingly, even if we sell only a nominal amount of shares in this offering, we will be able to use those funds and the funds will not be returned to the investor or investors. In this event, and if we are unable to raise funds from another source, the investor or investors who purchased the nominal amount of shares would likely lose their entire investment because we would have insufficient funds to generate sustainable cash flow from operations. If we receive less than the maximum amount of the offer we will have fewer funds to meet our business objectives and fewer shares will be available for the trading market and float.

The offering price was established arbitrarily.

We determined the offering price for the shares being offered arbitrarily, and the eventual market price, if any, may be much lower. We chose the offering price for these shares without basing the price on our assets, book value, net worth or any other recognized criteria of value. If a public market for our common stock ever does develop, the value of our securities could be substantially less than the $0.50 per share offering price. This could result in an immediate and significant per-share reduction in the value of your investment.

Shareholders will face immediate dilution in the book value of their shares.

The 1,000,000 outstanding shares of common stock were sold for an average of $0.10 per share. If all 600,000 shares are sold in the offering for a price of $0.50 per share, the new investors will realize an immediate dilution in the book value of their shares in the amount of $0.25 per share, or 50% of the value thereof. If only 50% of the number of shares being offered are sold (300,000 shares), the purchasers would realize an immediate dilution of their book value per share of approximately $0.31 per share. If only 25% of the number of shares being offered is sold (150,000 shares), the dilution per share would be approximately $0.35 per share. Thus, the smaller the number of shares sold in the offering, the greater will be the dilution to the investors' book value per share.

Stock prices could be depressed if a large amount of stock is sold after the offering, reducing the value of your shares of stock.

Because we have issued shares that may become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price. Presently 1,000,000 outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three-month period (provided we are current in our reporting obligations under the Exchange
Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed 1% of a company's outstanding common stock.

Selling shares of our stock could be difficult, making your investment in the company illiquid.

There is no public market for our shares, and an investment in the company should be considered an illiquid investment. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While we plan, in connection with this offering, to take affirmative steps to request or encourage one or more broker/dealers to act as market makers for our securities, and to cause such stock to be traded on the OTCBB, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

We may not remain a reporting company upon the conclusion of the offering, and your access to information about the company would be limited.

Upon conclusion of the offering, we will be required to file disclosure reports with the Securities and Exchange Commission for a period of one year. At the end of one year, we may discontinue such reports if there are not 300 stockholders of record. If the company is not successful in executing its business plan, we may choose to discontinue SEC reporting if there are fewer than 300 stockholders as a measure to cut costs, in which case investors will have little or no current information on which to make investment decisions, our securities would be excluded from the OTCBB, and much of SEC Rule 144 would cease to be available.

Our stock will be subject to the penny stock regulations, which will further degrade the market for one stock.

Because our stock will be subject to the penny stock regulations and may be more difficult to sell than other registered stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to these penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations",
"Business", and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

Our net proceeds from this offering will vary depending upon the total number of shares sold by us. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $50,000 for legal, accounting, printing and other costs in connection with the offering. We wish to remind investors that there is no guarantee that we will fully complete this offering or obtain any amount, and that the actual proceeds we receive from the offering could be substantially less than $300,000. Our receipt of no or nominal proceeds will have a material adverse effect upon our investors and us and require us to continue part-time operations and grow only very slowly, if at all. If we obtain only nominal proceeds, most or all amounts raised will be used to pay for the costs of the offering. (If no shares are sold, management will advance the offering costs.) However, in such event we plan to remain in business and seek other means to obtain the capital to implement our business plan, we believe that with the seven customers we provide services to, we can remain in business in a reduced mode indefinitely.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.

% of total shares offered                 25%        50%        75%        100%
Shares sold                             150,000    300,000    450,000    600,000

Gross Proceeds from offering           $ 75,000   $150,000   $225,000   $300,000
Less offering expenses                   50,000     50,000     50,000     50,000
Net proceeds from offering               25,000    100,000    175,000    250,000

Use of net proceeds

Marketing expenses                        5,000      7,500     10,000     20,000
Upgrade of web site                      10,000     10,000     10,000     10,000
Equipment upgrades                            0      7,500      7,500      7,500
Office Lease                                  0          0          0     15,000
Office equipment and furniture                0          0          0      5,000
Salaries                                      0     65,000    130,000    170,000
Working Capital                          10,000     10,000     17,500     22,500

While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the use of proceeds exactly as laid out in the table. Accordingly, management will have significant flexibility in applying the net proceeds of the offering. Proceeds not immediately required for the foregoing purposes will be invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no established public market for the shares of our common stock. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, net worth, actual results of operations, or any other established objective investment criteria. There is no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price for the shares.

                             DESCRIPTION OF BUSINESS

GENERAL
-------

Assure Data, Inc. was incorporated under the laws of Nevada, on November 18, 2002, commenced operations in April 2003 and is in its early developmental and promotional stages. Our general plan is to provide comprehensive automated data backup and retrieval services for small to medium sized businesses, up to $250 million in annual sales, both in the United States as well as foreign countries. Our service is believed to be unique in that we maintain two separate data backup repositories, one local to the customer and the second in a secure off-site facility. The updates from the local server are transferred from the local backup server to the off-site facility via high speed Internet connectivity. We also plan to provide customers with multi-level email virus protection, and `SPAM' filtering.

ASSURE DATA REMOTE BACKUP SERVICE
---------------------------------

Customers choose what data on their servers and workstations that they wish to have backed up. This is accomplished using a web-browser based `client' provided by Assure Data. This `client' provides a secure connection to both the local Assure Data Remote Backup Server, and the off-site secure server. The automated backup runs at the specified time and creates a copy of any newly created files, and changes to any old files. This backup data is then transmitted via the Internet to the off-site secure facility. Thus, companies have two full data backups available in case of an equipment failure or a disaster to their facilities. The retrieval of the data is also accomplished via the web-based browser `client'. End user companies are assured of having all data available to be reviewed by opening the web-based browser and following the data hierarchy and selecting what data is to be restored.

ASSURE DATA VIRUS AND SPAM PROTECTION SERVICES
----------------------------------------------

We also plan to provide virus protection services using the latest available virus detection processes. Assure Data will track no less than three separate virus checking processes. All in-coming emails and attachments are checked prior to them being routed to the customers systems. Assure Data charges setup fees, based on the services required by the customer, including helping with the data selection, and any special security required by the customer. Once the setup is complete the backup service runs with no human intervention required. Assure Data then changes a monthly fee based on the total amount of data the customer backs up, the amount of data transferred each night, plus a standard base minimum. This creates a continuing revenue stream that does not require direct or daily attention from the Assure Data staff. To date, none of our customers has signed up for SPAM or VIRUS protection services.

The data is backed up and email reports are automatically sent to the customer as well as Assure Data staff. If a service fails, additional notification to Assure Data staff via cell phone text messages are sent to alert the Assure Data staff prior to receiving a call from the customer. When a failure does occur, for whatever reason, including the loss of Internet connectivity, Assure Data makes calls to the customer to notify them of the failure. Even though our management is only available part-time, they have been able to respond to the low volume of failure notices thus far.

All backed up data is maintained on computer hard disk. This is more reliable than tape or other linear processes. In addition, the retrieving of a single file or small number of files becomes almost effortless. If a file or series of files requires restoring, the data is normally retrieved from the Assure Data

Remote Backup Server. This is the server that is directly attached to the customer's network, and the data is transferred at higher network data transfer rates. The only time the off-site facility is used for data retrieval is when the Assure Data Remote Backup Server is not available. The most likely situation for this is when a system wide disaster has occurred such as a fire or natural disaster.

THE PRIMARY MANNER IN WHICH WE EXPECT TO CONDUCT BUSINESS
---------------------------------------------------------

Assure Data has the right to obtain a select email listing of information technology employees and consultants. This email list will be used to contact people who are directly responsible or involved in the maintaining of business data. These are people who have the responsibility of making sure that the critical business data they have been entrusted with is safe and available in case of disaster including server and workstation failures, as well as equipment or facility losses. These individuals will receive emails describing our services and a link to the Assure Data Inc. web site.

WEB SITE
--------

We currently have one domain name registered, www.assuredata.com. This site describes our services and provides contact information. The web site will be updated on a continuing basis to better inform potential customers of our services. We will post all of our SB2 filings on our web site.

CUSTOMERS
---------

As of February 1, 2004, we have signed seven customers to data storage contracts. Revenues from such accounts range from $225 - $300 per month, and thus no one customer is dominant. Charges are made based upon a $70 - $75 per month base charge, a charge for data transmission over a 30-day average, at the rate of $0.092 per average transmitted megabyte per month, and a charge for off-site storage based upon a sliding scale for gigabyte storage consumed. All contracts for service are terminable upon 30 days notice by either party.

DATA BACKUP INDUSTRY IN GENERAL
-------------------------------

TAPE

The data backup industry is filled with many companies that use various backup methodologies. The most common method is some form of magnetic tape as the backup media. Tape backup comes in many different forms and has advanced over the years in its capacity and speed in backing up data. We believe that the restore process for tape has improved little in comparison, and that the inherent problems with tape failures have not been solved. Tape backup is a manual process involving loading and replacing tapes, and storing them in some safe environment. Tape is linear, and the process to verify that the data has been correctly backed up can take as much time as the backup itself.

The total amount of data that small businesses maintain has grown substantially over the last 10 years. Companies have gigabytes of information that needs to be backed up. Larger tape capacity tapes have been developed, but the cost for those solutions has increased as well.

HARD DISK
---------

Hard disk backup has become a viable alternative to tape, as the price of hard disc storage has dropped. There are solutions available based on using external large capacity hard drives attached directly to a network. In many cases a copy of the data is made, and in case of a failure of the main storage occurs, the data is available on the external hard drive. This process has the advantage of being a faster and potentially more accurate backup process. It does not however protect a company if the main computer location, room or building is damaged.

SOFTWARE SOLUTIONS USING OFF-SITE STORAGE OF DATA
-------------------------------------------------

There are software solutions that track changes to data and upload that information via the Internet to a system in a facility in another physical

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

location. This method keeps a current backup in a secondary location that can be retrieved if the main storage is unavailable do to system failure. The problem with this process is that bandwidth usage of a company's Internet connection is in constant use and frequently unavailable for storing data. Many companies have the minimum bandwidth they can survive with, due to the cost of high speed Internet connectivity. This additional usage can have a large effect on other Internet usage, slowing down users during normal business hours. Also, the software running on each server and workstation that monitors the data being changed and transmitted it to the off-site location can place a significant load on the computer and slow its processing of the normal work being performed.

OUR CONCEPT AND TECHNOLOGY
--------------------------

Our founders have over 35 years of computer industry related experience. Dealing with daily data backup, recovery and retrieval issues has been a large part of their experience. As consultants to companies, and as data processing managers for companies, they made recommendations on how a company should back up their critical data.

With the advent of more reasonably priced high-speed Internet connectivity, and the dramatic increase of hard disk capacity, and decreased relative cost, a different overall methodology developed to take advantage of the following technologies.

     o Hard disk is more reliable than tape. It constantly self checks, and redundant data checks are automatically performed when any data is written to the disk. Hard disk is not linear, and therefore random data retrieval for testing purposes can be accomplished more quickly and easily.
     o The use of high-speed Internet connections in small business has become commonplace. Most companies have DSL or ISDN connections. Many have partial T1 connections with even greater bandwidth available.
     o The use of the Internet has made most computer users comfortable using a `browser' such as Internet Explorer or Netscape.
     o Computer software algorithms that allow data compression and soft data pointers that can mark changes in a data file at a very low level have been developed.
     o Open source operating systems, such as Linux, are available at almost no cost, and can be configured to be virtually hack proof and virus proof.
     o Custom computer configurations can be created, reducing the cost of a single computer system.
     o    Backup  services  are but one  service  that  the  backup  server  can perform.
     o Large secure site facilities for co-location are available in most major cities. These facilities have redundant power supplies, emergency power generators and multiple connections directly to the Internet Back Bone infrastructure.

Based on the above technologies, we developed the Assure Data Remote Backup Service. We believe our advantages are as follows.

     o We maintain two sets of backed up data, with 30 days of information. We use compression and soft pointers to reduce the total amount of data that needs to be stored and transferred. This reduces the total cost of maintaining multiple copies of the data.
     o The local copy is maintained on a `Locked Down' Linux based system. This system is directly connected to the local network. It performs the initial daily backup of all selected computers, directories and files. Then it transfers, via an encrypted transmission over the Internet, the backed up data to a secure server in a secure facility. This insures that a complete second copy of the backed up data is available in case of damage to the original facility. Our secure server is located in a shared-use facility in Dallas, Texas dedicated to off-site computer applications, which we rent for $249 per month.
     o The process is totally automated. No human intervention is required. Our system is self-monitoring, and emails for success and failures are sent to both the Assure Data staff, and selected individuals of the client company. This insures that if a failure does occur, immediate action is taken to insure that the problem is resolved, and the data is backed up as soon as possible.
     o If a complete local failure occurs, do to a facility loss, such as fire or a natural disaster, we load a complete copy of the client's

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

          data onto a new backup server and ship it over night to the facility the company will be using for its new computer location. We then help them restore the lost data to the new hardware.
     o If the loss of data is only on a single computer, and our local backup system is functioning normally, the customer can retrieve the data directly from the local backup system, without having to transfer large amounts of data across the Internet. If a customer needs to retrieve a single file or directory from any time in the last 30 days, the customer uses the web based `Assure Data Client Interface' and restores the correct data from the local unit. At any time the customer can access the data on the Remote Secure Server, via the Internet to restore data for testing or any other reason they may have.
     o The pricing is based on the actual storage and bandwidth usage. This makes the service available and cost effective for varying clients that need to backup different amounts of data.
     o The system can be managed from any location where a connection to the Internet is available. This includes the customer selection of data to be backed up as well and the restoration of the data. Our staff can manage the entire process remotely, including our on-site local backup systems located on the customer site, and the secure server located in the secure facility located in Dallas, Texas.

MARKETING OUR SERVICES
----------------------

Our marketing plan will use four main concepts.

     o Internet marketing using Google Smart Pages and other Internet search engines. We are currently getting several hundred hits per month and have developed customers from these leads. As we progress we expect to develop an online demo of our product.
     o We can acquire the rights to an extensive list of email addresses for IT and Network administrators in the US, Canada and Europe. We are developing an email campaign to market directly to these decision makers who are directly involved with the maintenance and security of the data on the networks and computer systems they are responsible for. Our initial marketing and surveys pointed to these types of individuals as the primary point of contact for our marketing efforts. They understand the need for insuring the safety of their companies' data.
     o Currently we have no strategic marketing partners. But as we have purchased goods and services from other companies, we have discussed our services with them, and we have offered specific commission-based programs to those that are potentially interested in re-marketing our services.
     o Our officers have contacts and have developed those into customers. In addition, referrals from current customers have resulted in leads to other possible customers.

EXPECTED EMPLOYEE REQUIREMENTS
------------------------------

Initially, all work for Assure Data will be performed by Messrs. Lisle and Kipness, spending approximately 10 hours each per week. As the company expands, it is our intention to employ Robert Lisle and Max Kipness on a full-time basis. If the full amount of the offering is raised, Max Kipness will become employed on a full-time basis. Depending on additional customers being added, Robert Lisle will eventually become employed on a full-time basis. Our projections for employees being added are that for approximately each 200 customers we will generally require a new employee. This ratio will be monitored and adjusted as needed. Our process is totally automated, but we need to insure that if a customer requires help, or just wants to talk to a live Assure Data representative, they will be able to do so quickly. Each employee will be responsible for approximately $500,000 in annual revenue. We plan to bring on the first additional employee as soon as the revenue stream allows us to do so. The fourth employee will not be hired until we reach the required six hundred customers.

COMPETITION
-----------

Our competition will come from companies that use software, hardware or a combination of both. In our review of the industry, we located via the Internet approximately 40 companies that supply some type of backup service. The largest of these companies has just over 6,000 customers worldwide. They use a software only solution, and the process runs on a customer's server and transmits changes to a secure location on a continuous basis. Other providers we reviewed had as few as 25 customers online. Our research was limited in scope, but indicated that many of these companies did not provide a complete solution to what we believe customers need to properly secure and retrieve their critical data. We believe the number of potential customers in North America is over 2.2 million. There are other companies in the market, but we believe that there is no single large company with a significant share of the market.

Our backup process uses a different standard approach. We supply dual backups on all of our sites to provide quick restoration of even large amounts of data, without the need to transfer that information across the Internet. This dual location concept also protects in case of any single location being destroyed, including the secure server location. The customer does not purchase any equipment, or supplies. The equipment installation is a simple connection to their network, and then the setup is accomplished remotely, with Assure Data personnel assisting the customer to correctly choose the data to be saved. The pricing is modest, based upon the actual amount of data to be saved. The backups are totally automated, and require no human interaction.

We believe we will be able to compete on the basis of a wide-open market that is not being adequately served, and the price and effectiveness of our service.

FACILITIES AND OFFICES
----------------------

Our current office address is at Robert Lisle's home office. Max Kipness also works from his computer at home. Our off-site storage server is in a rack at a secure, shared-use facility in Dallas, Texas. Such space is provided to us on a month-to-month basis for $249 per month in rent. Other such sites are readily available if we need to move for any reason. No other office space or facilities are required at this time, and we do not expect to require them in the near future. Administrative offices will be established when we have full-time employees. However, we will continue to use secure co-location facilities available across the country and in Europe, rather than create our own facilities. Using these co-location facilities is far more cost effective, and allows us to put customer's data in locations that make logical sense from the prospective of the customer.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

GENERAL
-------

Assure Data began operations in 2003 offering the data backup services described under "Business." We obtained $100,000 of initial funding from a private placement in mid-2003. We have originated seven customers since inception, and following is a summary of our financial results and condition since inception.

Summary Operations Data

                        April 28, 2003
                        (commencement)                  Nine Months Ended
                     to December 31, 2003         September 30, 2004 (unaudited)
                     --------------------         ------------------------------
 Revenues                  $  3,280                          $14,669
 Expenses                    89,570                           17,633
 Net loss                   (86,290)                         ( 2,964)
 Loss per share             (  0.10)                         (  0.00)

Balance Sheet Data


                                   September 30, 2004 (unaudited)
                                   ------------------------------
  Current Assets                               $ 9,313
  Net property and equipment                     7,550
  Accounts payable                               5,317
  Stockholders' equity                          11,546

Results of Operations

From inception in 2003 until September 30, 2004, we sold a total of $17,949 of our data backup services. We have seven customers producing approximately $1,775 of revenue per month. During the same periods we have expended approximately $107,000 in product development, marketing and general and administrative costs, all of which were obtained from revenues and the proceeds of private placements of equity securities.

Our challenge in 2005 will be to use the proceeds of this offering to provide working capital for marketing to promote our product and salaries of our officers to enable them to spend more time on growing our business. We have a very low level of fixed costs and are able to operate above break-even as we add customers.

Currently our officers are not charging any hourly service fees. Charges to date have been approximately $64,000. Only actual expenses being incurred are being reimbursed at this time, including accounting, legal, co-location fees, outside programming and other expenses required to operate the company. In the future when operating income increases or sufficient capital is raised from this offering Mr. Lisle may choose to charge for his services. In addition, as soon as operating income increases or sufficient capital is raised from this offering, Mr. Kipness may choose to charge for his services.

RESOURCES
---------

All of our cash needs have been met from the results of our limited operations and the sale of our equity securities. Our cash flow statement and statement of operations are essentially the same.

Given our low monthly cash flow requirement and the agreement of our officers to forego salaries until such time as the operating income increases, we believe that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, we have sufficient financial resources to meet our obligations for at least the next twelve months and beyond even without the proceeds of this offering. Assuming that we do not increase our current capacity to provide services, our primary cash requirements would be those associated with maintaining our current customer base and maintaining our status as a reporting entity. We believe that on an annual basis those costs would not exceed an average of $1,000 per month. Based on this belief, we would have adequate financial resources to meet our financial obligations as we currently conduct business for at least twelve months following the date of this prospectus. In addition, we currently have the capacity to add 36 more customers with an average monthly service charge of $250 without increasing our current monthly expenses. If all 36 customers were added this would increase our monthly revenues by $9,000 per month and allow continued growth with no requirement for additional funding. The time necessary to grow the company without the capital raised from this offering will be much longer than if the capital is available to start marketing of Assure Data services.


PLAN OF DEVELOPMENT
-------------------

If we obtain funding from the sale of shares in this offering, we will be able to move forward with our business plan. Executing our business plan will significantly change our cash needs and monthly expenses. We will apply the proceeds from the offering in the following order of priority. At each level of funding, our business plan can be developed more rapidly and effectively.

Level of funding                 $ 75,000     $150,000     $225,000     $300,000
Offering costs                     50,000       50,000       50,000       50,000
Marketing expenses                  5,000        7,500       10,000       20,000
Website improvements               10,000       10,000       10,000       10,000
Salaries and taxes                      0       65,000      130,000      170,000
Working capital and                10,000       17,500       25,000       50,000
   other uses

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

The early stages of our business plan are complete. We have a functional service with paying customers and a small monthly revenue stream. We have a web site that is listed with a number of search engines, and have a specific `Add Words' agreement in place with Google, from which we receive phone calls from potential customers weekly as well as `hits' that are turning into customers and potential customers. This site needs to be expanded and the mass marketing portion of our business plan will be started. We intend to have Mr. Lisle and Mr. Kipness spend full time on our business, principally in marketing new customers. Mr. Kipness will add additional functionality to our current services and add new services that are related to the remote backup process now in place. Low cost office space is available and all other expenses will be monitored closely to assure that the focus of the next phase of the business plan moves ahead as planed.

Over the next twelve months we expect our primary expenses to be associated with new customer acquisition, customer support, upgrades to our current services and development of new related services. Our business plan is such that if we are successful in generating net profits from our activities and raising additional funds, we will acquire more customers, engage in more advertising, hire additional staff and attempt to grow our company in an orderly way. If we are unable to execute our business plan, our ability to grow would be limited. Current cash flow is sufficient to maintain our current customers, but limits our ability to market our services to potential customers. Without growth we may be required to cease conducting operations. We wish to remind investors that there is no guarantee that we will be able to secure any new customers.

We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. We estimate the annual cost to be a small business reporting company to be approximately $25,000. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors may have confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144 broker transactions. We believe that the cost of registering our securities and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified.

CAPITAL EXPENDITURES
--------------------

As our business grows, we will have to acquire additional servers to accommodate the growing disk storage capacity. Our current equipment can handle the needs of 200-300 customers. A new server will be required for each additional 200-300 customers. We believe we will be able to add such equipment and finance it from customer charges and will not require debt or equity financing for our anticipated capital expenditures.

ACCOUNTING POLICIES
-------------------

Revenue Recognition

We expect to generate revenue from providing automated data backup and retrieval services, virus protection services and `spam' blocking services. Our current clients have been very satisfied with our services and contacts with potential customers are ongoing. The Company charges its customers monthly fees for its services. Revenues are recognized in the month the services are provided. The monthly fees consist of a base fee, a data transfer fee, based on the volume of data transferred, and a data storage fee, based on the volume of data stored.

Stock-Based Compensation

We account for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and comply with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123". Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between the fair value of our stock over the exercise price.


We account for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and SFAS No. 148 and Emerging Issues Task Force
("EITF") Issue No. 96-18,  "Accounting for Equity Instruments That Are Issued to
Other Than Employees for Acquiring,  or in  Conjunction  with Selling,  Goods or
Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

FUTURE OBLIGATIONS
------------------

We have no indebtedness or other continuing financial commitments.

                                   MANAGEMENT

Directors And Executive Officers

Mr. Robert Lisle, age 56, is our President, Treasurer and a Director and functions as our chief executive officer and chief financial and accounting officer. Mr. Lisle has 25 years' of experience in the computer and computer consulting fields. He has been the President of Information Technology Systems
Inc. and Lisle & Associates for the past 24 years. Previous to that he spent three years as a systems analyst and programmer for Century 21 Real Estate in Irvine, California and the Data Processing Manger for JSH Electronics in Culver
City, California. .

Mr. Max Kipness, age 37, is our Vice President,  Secretary,  and a Director. Mr.
Kipness is a Certified Microsoft Engineer as well as a Cisco Certified Engineer.
Currently he is the ITM manager for a large  manufacturing  company with offices and  manufacturing  plants  across the country.  Previous to that,  he spent six years as a senior network  consultant  with a large network  consulting  firm in
Dallas,  Texas.  For the year prior to that, he was in the sales department of a national  computer  and  peripheral  distribution  company.  Prior to working in direct  sales,  he was a partner for five years in a retail  computer  sales and repair operation in Dallas,  Texas. During the last eight years, Mr. Kipness has
consulted  on  network  and  infrastructure   operation  for  small  and  medium
companies.  Mr.  Kipness  will  serve as the  Chief  Technology  Officer  of the
Company.

We presently expect to conduct our first annual meetings of stockholders and directors in mid-2005 at which time directors will be elected. All directors will serve for a period of one year unless removed in accordance with our bylaws.

Executive Compensation

Summary Compensation Table

The following  table sets forth the  compensation  earned by the Company's Chief
Executive Officer for the year ended December 31, 2004, in consulting fees for services rendered in all capacities to the Company for the fiscal years ended
December 31, 2003 and 2002.

                               Annual Compensation             Long-Term Compensation
                               -------------------             ----------------------
                                                              Securities
                                                              ----------
                                                              Underlying
                                                              ----------
   Name/Principal                              Other Annual   Options or     All Other
   --------------                              ------------   ----------     ---------
      Position         Year   Salary   Bonus   Compensation    Warrants    Compensation
      --------         ----   ------   -----   ------------   ----------   ------------
Robert Lisle, CEO(1)   2004   $    0   $   0   $          0            0              0
                       2003        0       0         63,785            0              0
                       2002        0       0              0            0              0
Max Kipness(2)         2004        0       0          1,969            0              0
                       2003        0       0              0            0              0
                       2002        0       0              0            0              0


Even though Mr. Lisle and Mr. Kipness are officers of Assure Data, they are not employed by Assure Data. Nevada does not require officers of Nevada corporations to be employees.

(1) Mr. Lisle has been compensated by Information Technology Systems Inc. which has invoiced Assure Data for his services, during 2003, and the first nine months of 2004.

(2) Mr. Kipness has been reimbursed for direct expenses, services, as well as supplies and equipment purchased on behalf of Assure Data during 2003 and the first nine months of 2004.

                                  Number of Securities          Value of Unexercised
Stock                             Underlying Unexercised        in-the-Money Options at
Options                           Options at Fiscal Year End    Fiscal Year End
-------                           --------------------------    -----------------------
         Number of
         Shares
         Acquired or   Realized
Name     Exercised     Value      Exercisable   Unexercisable   Exercisable   Unexercisable
----     -----------   --------   -----------   -------------   -----------   -------------
None



   Long-term                                     Estimated Future Payments Under
Incentive Plans                                    Non-Stock Price-Based Plans
---------------                                  -------------------------------
                                 Performance or
                                  Other Period
                  Number of          Until
              Shares, Under or   Maturation or   Threshold    Target    Maximum
Name           Other Rights #        Payout       ($ or #)   ($ or #)   ($ or #)
----          ----------------   --------------  ---------   --------   --------
None


No stock has been issued to any officer, employee or director of the company except in their capacity as investors. Although we have no current plan in existence, we may adopt a plan to pay or accrue cash compensation to our officers and directors for services rendered. We currently do not have a stock incentive plan for the benefit of officers, directors or employees, but our Board of Directors may recommend the adoption of such programs in the future.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Lisle loaned us $1,000 in April 2003 to open a checking account and start the basic operations. That loan was repaid from the initial dollars received from a private offering.

Mr. Lisle is the president of Information Technology Systems Inc. ("ITS"), and performed consulting services on behalf of Assure Data through ITS. All related fees were invoiced by and paid to ITS. There is no relationship between Assure Data and ITS other than for ITS to provide Mr. Lisle to perform consulting services to Assure Data, avoiding the need at this time for Assure Data to have employees. The total amount for 2003 and 2004 for services, excluding reimbursed actual expenses, is $63,785.

Mr. Kipness has a consulting service and has invoiced and been paid for services performed for Assure Data consisting of marketing and technical services. The total amount for 2003 and 2004 for services, excluding reimbursed actual expenses, is $1,969.

Promoters

Mr. Lisle and Mr. Kipness developed the processes and services provided by Assure Data. They each purchased 266,677 shares of stock at $.001 per share. In addition, all rights to the processes developed have been granted to Assure Data. The processes granted to Assure Data. took in excess of one year to develop, and were operating fully at the time of incorporation. No specific value was set on the intellectual property provided by Mr. Lisle and Mr.
Kipness.  The rights were  granted  with the full intent that Mr.  Lisle and Mr.
Kipness would be major stock holders in the company and use this technology to build the company into a large and highly profitable company.

Patricia Gunter also provided $75,267 of initial seed capital to the Company in exchange for 416,666 shares of common stock and may be considered a promoter of the Company. She provided no other services to the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 1, 2005, the Company has issued and outstanding 1,000,000 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding. The following table sets forth the number of shares of Common Stock beneficially owned as of September 30, 2004, by (i) each director,
(ii) each executive officer named in the Summary Compensation Table and (iii) each person known to own beneficially more than 5% of our stock and (iv) all directors, named executive officers and other executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Securities
Exchange Act as of that date.

Beneficial ownership generally includes voting and investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

                                        Shares of Common Stock

Name                                    Number of Shares Owned   % Total Outstanding Shares
Robert Lisle                                    266,667                     26.7%
6680 Yosemite Ln
Dallas, Texas 75214

Max Kipness                                     266,667                     26.7%
549 Valley View Dr.
Lewisville, Texas 75067

Patricia Gunter                                 416,666                     41.6%
174 FM 1830
Argyle, Texas 76226

All officers and directors as a group           533,334                     53.3%
(2 persons)

                            DESCRIPTION OF SECURITIES

COMMON STOCK
------------

Assure Data, Inc. is authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 1,000,000 shares were issued and outstanding as of the date of this Prospectus. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which mean that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in our company.

Upon any liquidation, dissolution or winding-up of our company, our assets, after the payment of debts and liabilities, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. No holder of common stock may be assessed for future capital contributions.

The holders of Common Stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

STOCK OPTIONS
-------------

As of the date of this Prospectus, no stock option plan is in effect and no options have been granted by the board of directors.

TRANSFER AGENT AND REGISTRAR
----------------------------

Securities Transfer Corporation, Frisco, Texas, serves as the transfer agent and registrar for our shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
--------------------------------------------------------

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step we will attempt to accomplish after the effective date of this registration statement.

As of February 1, 2005, there were 1,000,000 common shares issued and outstanding. All of these common shares were issued under Section 4(2) of the Securities Act, and are restricted shares.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends. The corporate law of Nevada, the State under which we are organized, limits our ability to pay dividends to those instances in which such dividends would not prevent us from paying our debts or satisfying preferential share rights. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if our Board of Directors wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

                              PLAN OF DISTRIBUTION

We are offering up to a maximum of 600,000 shares at a price of $0.50 per share to be sold by us through the efforts of our executive officers. Since our shares are sold through our executive officers, no compensation will be paid with respect to such sales. In addition, because the offering is conducted on a "direct sale" basis, there is no assurance that any of the shares offered hereby will be sold.

The offering will remain open until the earlier of the sale of all of the shares offered by us or 90 days after the date of the prospectus, or unless we determine, in our discretion, to cease the selling efforts prospectus. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

All sales will be made on a direct basis by our officers, who will be considered to be underwriters. There will be no advertising or distribution of prospectuses will be made via the Internet.

There is no minimum number of shares that must be sold to complete the offering. As a result, there will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable except as may be required by applicable law.

Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Robert Lisle, our Principal Executive Officer, who is exempt from registration as a broker-dealer under Rule 3a4-1 of the Securities Exchange Act on the basis that he is not affiliated with a registered broker-dealer, he will receive no compensation for his efforts, is not subject to any statutory disqualification and primarily performs duties for the Company, other than selling securities. All shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.50. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Assure Data.

We will pay all the expenses incident to the registration, offering and sale of the shares to the public.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                       INVESTOR SUITABILITY REQUIREMENTS

This offering is limited to "accredited investors" who are high net worth and/or sophisticated investors as more fully described below.

Accreditation Requirements

An investor is an "accredited investor" only if such investor meets one or more of the following:

     (i) the investor is a natural person who has a net worth , or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;
     (ii) the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects income in excess of those levels in the current year;
     (iii) the investor is a director or executive officer Assure Data, Inc.;
     (iv) the investor is either (a) a bank defined in Section 3(a)(2) of the securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual of fiduciary capacity; (b) any broker or dealer registered pursuant to Section 15 of the Securities Act of 1934 as amended; (c) an insurance company as defined in Section 2(13) of the Securities Act; (d) an investment company registered under the
          Investment Company Securities Act; (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(d) or (d) of the Small Business Investment Securities Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $7,000,000;
          (g) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $7,000,000, or if a self-directed plan, with the investment decisions made solely by persons that are accredited investor;
     (v) the investor is a private business development company under Section 202(a)(22) of the Investment Advisers Securities Act of 1940;

     (vi) the investor is any organization described in Section 501(c)(3) of the Internal Revenue Code and certain other corporations, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $7,000,000;
     (vii)the  investor is any trust with total  assets in excess of  $7,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in Section 230.506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or
     (viii) the investor is any entity in which all of the equity owners are accredited investors.

In the case if a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for shares jointly, including members of partnerships formed for the purpose of purchasing shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case if a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing shares) of a trust, the applicable net worth income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth standards must be satisfied by the custodian.

Each subscriber will be required to satisfy the investor suitability standards set forth above. An investment in the shares is only suitable for those investors who have adequate means to provide for their current needs and personal contingencies and who have no need for liquidity in this investment. Furthermore, investors must demonstrate an appropriate level of financial sophistication. Investors should recognize that the suitability standards set forth above are minimum requirements and that the satisfaction of these standards does not necessarily mean that investment in the shares is suitable for an investor meeting these standards. We reserve the right to reject any subscription for any reason whatsoever.

We will require each investor to make representations and warranties relating to the suitability of an investment in the shares for each investor as set forth in the form of subscription agreement to accompany this prospectus. We may also make or cause to be made such further inquiry as we deem appropriate. We may, in our absolute discretion, reject subscriptions, in whole or in part, or allot to a particular investor fewer that the number of shares for which the investor subscribed. We reserve the right to modify or increase the suitability standards with respect to certain investors, in order to comply with any applicable state or local laws, rules or regulations or otherwise. Shares will be offered only to accredited investors in Florida, Texas and California.

                                  LEGAL MATTERS

Legal matters in connection with the common stock being offered hereby will be passed upon for the Company by Lionel, Sawyer & Collins, Reno, Nevada.

                                     EXPERTS

The financial statements of Assure Data Inc. as of December 31, 2003, and for the period from April 28, 2003, (commencement) to December 31, 2003, appearing in this prospectus have been audited by the firm of Tschopp, Whitcomb & Orr, P.A., independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Assure Data, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D.C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Assure Data, Inc., 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034, Attention: Robert Lisle, President.

Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, un-audited quarterly reports and such other reports as we may determine.

                                ASSURE DATA, INC.
                          (A Development Stage Company)

                                Table of Contents

Independent Auditors' Report..................................................F2

Financial Statements:

  Balance Sheets as of December 31, 2003 and September 30, 2004 (unaudited)...F3

  Statements of Operations for the period from April 28, 2003
  (commencement) to December 31, 2003, the nine months ended September 30,
  2004 (unaudited) and the period from April 28, 2003 (commencement) to
  September 30, 2004 (unaudited)..............................................F4

  Statements of Stockholders' Equity for the period from April 28, 2003 (commencement) to December 31, 2003 and the nine months ended
  September 30, 2004 (unaudited)..............................................F5

  Statements of Cash Flows for the period from April 28, 2003
  (commencement) to December 31, 2003, the nine months ended September 30,
  2004 (unaudited) and the period from April 28, 2003 (commencement) to
  September 30, 2004 (unaudited)..............................................F6

Notes to Financial Statements.................................................F7

                          Independent Auditors' Report

The Board of Directors
Assure Data, Inc.:

We have audited the accompanying balance sheet of Assure Data, Inc. (a development stage company) as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the period from April 28, 2003 (date of commencement), through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Assure Data, Inc. (a development stage company), as of December 31, 2003, and the results of its operations and its cash flows for the period from April 28, 2003 (date of commencement), through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has generated minimal revenues and experienced an accumulated deficit of approximately $86,000 through December 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 4. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Tschopp, Whitcomb & Orr, P.A.

March 31, 2004
Maitland, Florida


                                ASSURE DATA, INC.
                          (A Development Stage Company)
                                 Balance Sheets


                                     Assets
                                     ------
                                                                          September 30,
                                                         December 31,          2004
                                                             2003          (Unaudited)
                                                         -------------    -------------
Current assets:
      Cash                                               $       4,999            1,498
      Accounts receivable                                        1,775            7,815
                                                         -------------    -------------

                 Total current assets                            6,774            9,313

Computer equipment, net of
  accumulated depreciation of $389 and $2,476                    7,736            7,550
                                                         -------------    -------------

                                                         $      14,510           16,863
                                                         =============    =============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
      Due to related party                               $        --              5,317
                                                         -------------    -------------

Stockholders' equity:
      Common stock: $.001 par value.  Authorized:
      100,000,000 shares; issued and outstanding:
      1,000,000 shares                                           1,000            1,000

      Additional paid-in capital                                99,800           99,800

      Deficit accumulated during the development stage         (86,290)         (89,254)
                                                         -------------    -------------

                 Total stockholders' equity                     14,510           11,546
                                                         -------------    -------------

                 Total liabilities and stockholders'
                 equity                                  $      14,510           16,863
                                                         =============    =============

See accompanying notes to financial statements.


                                ASSURE DATA, INC.
                          (A Development Stage Company)

                            Statements of Operations

                                                                                      Period from
                                            Period from           Nine months        April 28,2003
                                           April 28, 2003            Ended          (commencement)
                                           (commencement)        September 30,     to September 30,
                                           to December 31,            2004                2004
                                                  2003            (Unaudited)         (Unaudited)
Revenues                                   $          3,280              14,669              17,949
Cost of revenues                                      1,245               2,241               3,486
                                           ----------------    ----------------    ----------------

Gross profit                                          2,035              12,428              14,463
                                           ----------------    ----------------    ----------------

Operating expenses
     Product development and marketing               10,150                --                10,150
     General and administrative (note 2)             79,420              17,633              97,053
                                           ----------------    ----------------    ----------------

         Total operating expenses                    89,570              17,633             107,203
                                           ----------------    ----------------    ----------------

         Net loss                          $        (86,290)             (2,964)            (89,254)
                                           ================    ================    ================

Basic and diluted loss per share           $          (0.10)              (0.00)              (0.09)
                                           ================    ================    ================

Weighted average number of shares
outstanding - basic and diluted                     894,889           1,000,000             942,164
                                           ================    ================    ================

See accompanying notes to financial statements.


                                ASSURE DATA, INC.
                          (A Development Stage Company)

                       Statements of Stockholders' Equity
Period from April 28, 2003 (commencement) through September 30, 2004 (Unaudited)




                                               Common Stock             Additional                          Total
                                      -----------------------------      Paid-in        Accumulated      Stockholders'
                                          Shares          Amount         Capital          Deficit          Equity
                                      -------------   -------------   -------------    -------------    -------------
Common stock issued at commencement         800,000   $         800            --               --                800

Common stock issued in private
placement                                   200,000             200          99,800             --            100,000

Net loss                                       --              --              --      $     (86,290)         (86,290)
                                      -------------   -------------   -------------    -------------    -------------

Balances at December 31, 2003             1,000,000           1,000          99,800          (86,290)          14,510

Net loss (unaudited)                           --              --            (2,964)          (2,964)
                                      -------------   -------------   -------------    -------------    -------------

Balances at September 30, 2004
(unaudited)                               1,000,000   $       1,000          99,800    $     (89,254)          11,546
                                      =============   =============   =============    =============    =============

See accompanying notes to financial statements.



                                ASSURE DATA, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                                       Period from
                                                   Period from                        April 28, 2003
                                                  April 28, 2003      Nine months     (commencement)
                                                  (commencement)        ended               to
                                                        to           September 30,     September 30,
                                                   December 31,          2004              2004
                                                       2003           (Unaudited)       (Unaudited)
                                                  --------------    --------------    --------------
Cash flows from operating activities:
     Net loss                                     $      (86,290)           (2,964)          (89,254)
     Adjustments to reconcile net loss to
        net cash used in operating activities:
          Depreciation                                       389             2,087             2,476
          Changes in assets and liabilities:
             Accounts receivable                          (1,775)           (6,040)           (7,815)
             Due to related party                           --               5,317             5,317
                                                  --------------    --------------    --------------

          Net cash used in operating activities          (87,676)           (1,600)          (89,276)
                                                  --------------    --------------    --------------

Cash flows from financing activities:
     Proceeds from issuance of notes payable               1,000              --               1,000
     Repayment of notes payable                           (1,000)             --              (1,000)
                                                  --------------    --------------    --------------

          Net cash provided by (used in)
            financing activities                            --                --                --
                                                  --------------    --------------    --------------

Cash flows from investing activities:
     Purchase of property and equipment                   (8,125)           (1,901)          (10,026)
     Proceeds from issuance of common stock              100,800              --             100,800
                                                  --------------    --------------    --------------

          Net cash provided by (used in )
            investing activities                          92,675            (1,901)           90,774
                                                  --------------    --------------    --------------

          Net increase (decrease) in cash                  4,999            (3,501)            1,498

Cash at beginning of period                                 --               4,999              --
                                                  --------------    --------------    --------------

Cash at end of period                             $        4,999             1,498             1,498
                                                  ==============    ==============    ==============

                                ASSURE DATA, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 2003

(1)  Organization and Summary of Significant Accounting Policies
     -----------------------------------------------------------

     (a)  Organization
          ------------

          Assure Data, Inc. (the "Company") is a Nevada corporation which was formed in November 2002 and commenced operations in April 2003. The Company provides fully automated remote data backup services for small to medium sized businesses.

     (b)  Computer Equipment
          ------------------

          Computer equipment is recorded at cost and depreciated over the estimated useful lives of the assets, which are three years, using the straight-line method.

     (c)  Income Taxes
          ------------

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.

     (d) Financial Instruments Fair Value, Concentration of Business and Credit Risks
          ----------------------------------------------------------------------

          The carrying amount reported in the balance sheet for cash and accounts receivable approximates fair value because of the immediate or short-term maturity of these financial instruments.

     (e)  Use of Estimates
          ----------------

          Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     (f)  Revenue Recognition
          -------------------

          The Company charges its customers monthly fees for its services. Revenues are recognized in the month the services are provided. The monthly fees consist of a base fee, a data transfer fee, based on the volume of data transferred, and a data storage fee, based on the volume of data stored.

     (g)  Earnings or Loss per Common Share
          ---------------------------------

          Basic and diluted loss per common share have been computed based upon the weighted average number of common shares outstanding during the period presented. At December 31, 2003, there were no common stock equivalents outstanding.

     (h)  Cash Flows
          ----------

          For purposes of cash flows, the Company considers all highly liquid investments with original maturities of three months of less to be cash equivalents.

                                ASSURE DATA, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 2003

(2)  Related Party Transactions
     --------------------------

     The Company paid consulting fees, which are included in general and administrative expenses in the statement of operations, of approximately $64,000 to, and purchased approximately $2,000 of equipment from, a company owned by one of its officers and stockholders during the year ended December 31, 2003.

(3)  Sales of Common Stock
     ---------------------

     In April 2003, the Company sold 800,000 shares of its common stock to the founding stockholders for net proceeds of $800. This resale of the common stock is restricted for a period of one year under Rule 144 of the Securities and Exchange Act of 1933 ("Rule 144").

     In September 2003, the Company completed a private placement offering in which 200,000 shares of its common stock were sold for net proceeds of $100,000. These shares are also subject to the restrictions of Rule 144.

(4)  Going Concern and Management's Plans
     ------------------------------------

     The Company's combined financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As described herein, the Company has generated minimal revenues and experienced an accumulated deficit of approximately $86,000 through December 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern.

     Management's plans with regard to these matters include the following:

     o    The aggressive marketing of the Company's products and services.

     o Obtaining additional capital through the sale of common stock to existing and new stockholders.

     Accordingly, management is of the opinion that aggressive marketing combined with additional capital will result in improved operations and cash flow in 2004 and beyond. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ASSURE DATA, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ASSURE DATA, INC. SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................2
RISK FACTORS...................................................................5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9
USE OF PROCEEDS................................................................9
DETERMINATION OF OFFERING PRICE...............................................10
DESCRIPTION OF BUSINESS.......................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS....................14
MANAGEMENT....................................................................17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................18
DESCRIPTION OF SECURITIES.....................................................19
PLAN OF DISTRIBUTION..........................................................20
INVESTOR SUITABILITY REQUIREMENTS.............................................21
LEGAL MATTERS.................................................................22
WHERE YOU CAN FIND MORE INFORMATION...........................................22


DEALER PROSPECTUS DELIVERY OBLIGATIONS

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

Article Twelve of the Articles of Incorporation of the Company provide that the Company shall indemnify, to the maximum extent allowed by Nevada law, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at the Company's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-----------------------------------------------------

The following is an itemized list of the estimate by the Company of the expenses of the offering:

SEC registration fee                          $    50
Accounting fees and expenses*                  20,000
Legal*                                         15,000
Miscellaneous*                                  4,950
Printing*                                      10,000
                                              -------

Total                                         $50,000

*estimates

ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES
-------------------------------------------------

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.

In November 2002, the Company was incorporated under the laws of the State of Nevada. In April 2003 266,667 shares of common stock were issued to Robert Lisle for $267, 266,667 shares of common stock were issued to Max Kipness for $267, and 266,666 shares of common stock were issued to Patrica Gunter for $267. The federal exemption we relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any purchasers to invest in the company and instead issued shares to our founders, Mr. Lisle, Mr. Kipness and Patrica Gunter. In addition, given our founders' involvement in the establishment of the company, they had access to such information as they deemed necessary to fully evaluate an investment in our company. No underwriters were used in the offering.

Beginning in April 2003, we conducted a private offering of 200,000 shares of Common Stock of our company at a purchase price of $0.50 per share. These shares were offered and sold to a limited number of accredited investors, without public solicitation. A total of five individuals purchased shares from us for a total of $100,000.

The offering was completed on September 30, 2003. The federal exemption we relied upon in issuing these securities was Rule 506 under of the Securities Act. The Rule 506 exemption was available to us because we did not publicly solicit any investment in the company. We also gave all of these investors the opportunity to review documents, ask questions of and receive answers from us as to all aspects of our business as well as access to such information as they deemed necessary to fully evaluate an investment in our company.All shares issued under the private placement and all shares issued to Mr. Lisle, Mr. Kipness and Mrs. Gunter have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.

ITEM 27 - EXHIBITS
------------------

(2)  1.1 Subscription Agreement
(1)  2.1 Secretary of State Certificate
(1)  3.1 Articles of Incorporation
(1)  3.2 Bylaws
(1)  4.1 Specimen Stock Certificate
(2)  5.1 Opinion on legality of shares
(1)  10.1 Form of Data Protection Agreement
(2)  23.1 Consent of Auditors
(2)  23.2 Consent of legal counsel

-----------------------------------------------
(1)       Previously filed with original filing
(2)       Filed herewith


ITEM 28 - UNDERTAKINGS
----------------------

The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and include any additional or changed material information on the plan of distribution.

2. For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB- 2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Frisco, State of Texas on February 28, 2005.

Assure Data Inc.



By: /s/ Robert M. Lisle
   ------------------------------------
   Robert M. Lisle, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


(Signature)
               /s/ Robert M. Lisle
              -------------------------
              Robert M. Lisle

(Title) President, Treasurer, Chief Executive Officer, Chief Financial and Accounting Officer, Director

(Date)        February 28, 2005


(Signature)
               /s/ Max M. Kipness
              -------------------------
              Max M. Kipness

(Title)       Secretary and Director

(Date)        February 28, 2005